     As filed with the Securities and Exchange Commission on June ___, 2004
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           U.S. PHYSICAL THERAPY, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)

                                   76-0364866
                                   ----------
                      (I.R.S. employer identification no.)

                 1300 West Sam Houston Parkway South, Suite 300,
                              Houston, Texas 77042
                              --------------------
               (Address of principal executive offices) (Zip code)

                           U.S. PHYSICAL THERAPY, INC.
                            2003 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                   Lawrance W. McAfee, Chief Financial Officer
                           U.S. Physical Therapy, Inc.
                 1300 West Sam Houston Parkway South, Suite 300,
                              Houston, Texas 77042
                ------------------------------------------------
                     (Name and address of agent for service)

                                 (713) 297-7000
       ------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                               Eddy J. Rogers, Jr.
                                Andrews Kurth LLP
                             600 Travis, Suite 4200
                            Houston, Texas 77002-2778
                                 (713) 220-4200

                         CALCULATION OF REGISTRATION FEE

 Title of securities             Amount to be         Proposed maximum          Proposed maximum          Amount of
  to be registered                registered      offering price per share  aggregate offering price   registration fee
----------------------------- ------------------ -------------------------- ------------------------ --------------------
Common Stock,
par value $.01 per share           900,000               $12.41 (1)              $11,169,000 (1)           $1,415.22
----------------------------- ------------------ -------------------------- ------------------------ --------------------

         (1) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457, on the basis of the price of the securities of the same class, as determined in accordance with Rule 457 (c), using the average of the high and low prices reported on the Nasdaq Stock Market for the Common Stock on June 2, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document containing the information specified in Part I will be sent or given to the employee as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such document will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         U.S. Physical Therapy, Inc. (the "Registrant") hereby incorporates by reference into this registration statement the following documents:


         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

         (c) All documents filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2003;

         (d) The description of the Registrant's common stock contained in the Registrant's Form 8-A filed with the Securities and Exchange Commission on May 7, 1992; and

         (e) All documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not  applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not  applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Article EIGHT of the Registrant's Articles of Incorporation is set forth as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed with the Securities and Exchange Commission on August 14, 2001 and is incorporated herein by reference.

         (b) Sections 78.751 and 78.752 of the General Corporation Law of the State of Nevada, entitled "Indemnification of officers, directors, employees and agents; advancement of expenses" and "Insurance and other financial arrangements against liability of directors, officers, employees and agents", respectively, are set forth as Exhibit 28.2 to the Registrant's Form S-8 Registration Statement (Registration No. 33-63446) filed with the Securities and Exchange Commission on May 27, 1993 and are incorporated herein by reference.

         (c) The Registrant has in effect a policy of liability insurance covering its directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not  applicable.

ITEM 8. EXHIBITS.

Exhibit
Number        Description
-------       -----------
  4.1         U.S. Physical Therapy, Inc. 2003 Stock Incentive Plan dated
              December 15, 2003 (filed as an exhibit to the Company's Proxy
              Statement and incorporated herein by reference)

  5.1         Opinion of Kummer Kaempfer Bonner & Renshaw

 23.1         Consent of Independent Registered Public Accounting Firm

 23.2         Consent of Kummer Kaempfer Bonner & Renshaw (Included in Exhibit
              5.1)

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                         provided, however, that paragraphs (a)(1)(i) and
                         (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
              1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 4th day of June, 2004.


                                      U.S. PHYSICAL THERAPY, INC.

                                 By:  /s/ Roy W. Spradlin
                                    --------------------------------------------
                                      Roy W. Spradlin
                                      Chairman of the Board, President and Chief
                                      Executive Officer
                                      (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES                                         TITLE                         DATE
----------                                         -----                         ----
/s/ Roy W. Spradlin                  Chairman of the Board,                      June 4, 2004
---------------------------          President, Chief Executive Officer
Roy W. Spradlin                      (Principal Executive Officer)


/s/ Lawrance W. McAfee               Chief Financial Officer                     June 4, 2004
---------------------------          (Principal Financial and
Lawrance W. McAfee                   Accounting Officer)

SIGNATURES                           TITLE                                       DATE
----------                           -----                                       ----
/s/ Daniel C. Arnold                 Director                                    June 4, 2004
---------------------------
Daniel C. Arnold

/s/ Mark J. Brookner                 Vice Chairman of the Board                  June 4, 2004
---------------------------
Mark J. Brookner

/s/ Bruce D. Broussard               Director                                    June 4, 2004
---------------------------
Bruce D. Broussard

/s/ James B. Hoover                  Director                                    June 4, 2004
---------------------------
James B. Hoover

/s/ Marlin W. Johnston               Director                                    June 4, 2004
---------------------------
Marlin W. Johnston

/s/ Albert L. Rosen                  Director                                    June 4, 2004
---------------------------
Albert L. Rosen

/s/ Jerald Pullins                   Director                                    June 4, 2004
---------------------------
Jerald Pullins

                                EXHIBIT INDEX


Exhibit
Number        Description
-------       -----------
  4.1         U.S. Physical Therapy, Inc. 2003 Stock Incentive Plan dated
              December 15, 2003 (filed as an exhibit to the Company's Proxy
              Statement and incorporated herein by reference)

  5.1         Opinion of Kummer Kaempfer Bonner & Renshaw

 23.1         Consent of Independent Registered Public Accounting Firm

 23.2         Consent of Kummer Kaempfer Bonner & Renshaw (included in Exhibit
              5.1)